Exhibit 3.19

State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED LIABILITY COMPANY OF “BI, L.L.C.”, FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF MARCH, A.D. 1997, AT 10 O’ CLOCK A.M.

[SEAL]

	/s/ Edward J. Freel
	Edward J. Freel, Secretary of State
[SEAL]
2735834	AUTHENTICATION:	8401692
971103196
	DATE:	04-02-97

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF

BI, L.L.C.

FIRST:                                     The name of the limited liability company is:

BI, L.L.C.

SECOND:                     Its registered office in the State of Delaware is to be located at:

1209 Orange Street

Wilmington, DE 19801

The county of New Castle and its registered agent at such address is:

The Corporation Trust Company

IN WITNESS WHEREOF, the undersigned parties have executed this Certificate of Formation of BI, L.L.C. this 25th day of March, 1997.

BLOUNT, INC., a Delaware corporation		BI HOLDINGS CORP., a Delaware corporation

By:	/s/ John M. Panettiere	By:	/s/ Harold E. Layman

Print Name:	John M. Panettiere	Print Name:	HAROLD E. LAYMAN

Title	President & CEO	Title	V.P. & Director